EXHIBIT 5.1

Anthony N. DeMint Managing Member

3753 Howard Hughes Parkway	Direct Dial:	(702) 714-0889
Second Floor, Suite 314	Cell:	(702) 232-4842
Las Vegas, Nevada 89169	email:	anthony@demintlaw.com

August 2, 2023

Singlepoint Inc.

3104 E. Camelback Road, #2137

Phoenix, Arizona 85016

Re:	Registration Statement on Form S-1 for Singlepoint Inc., a Nevada corporation

Ladies and Gentlemen:

We have acted as Nevada counsel to Singlepoint Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (File No. 333-267779) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company is filing the Registration Statement in connection with the offering of up to 1,575,000 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share, including up to 236,250 Shares purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company. The term “Shares” includes up to 36,255 shares issuable upon exercise of a warrant granted to the underwriters by the Company and shall include any additional shares of Common Stock in the offering of which is registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. The Shares are being sold to the underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the sale of the Shares.

The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have relied as to certain matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

DeMint-Singlepoint

Opinion and Consent

Our opinions herein are expressed solely with respect to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes (the “Nevada General Corporation Law”), including applicable rules and regulations promulgated under the Nevada General Corporation Law and applicable reported judicial decisions interpreting the Nevada General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ DeMint Law, PLLC
DeMint Law, PLLC